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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the inclusion of and the incorporation by reference in Amendment No. 1 to the Registration Statement (Registration No. 333-10247) (Form S-3) of Medicis Pharmaceutical Corporation and in the related Prospectus for the registration of 2,127,500 shares of its Class A common stock of our report dated August 2, 1996, with respect to the consolidated financial statements of Medicis Pharmaceutical Corporation included therein and incorporated by reference from its Annual Report (Form 10-K) for the year ended June 30, 1996.


     Our audits also included the financial statement schedule of Medicis Pharmaceutical Corporation included herein. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Phoenix, Arizona

September 24, 1996